                                                                    FORM 10.1

APPLIED NEUROSOLUTIONS, INC.
50 Lakeview Parkway, Suite 111
Vernon Hills, IL  60061
(847) 573-8000

                                                                April 27, 2007

Warrant Holder Name
Warrant Holder Address

Dear _________________:

Reference is made to those certain Warrants (“Warrant”), dated February 6, 2004, No’s.                                                   , exercisable to purchase a total of                                        shares of common stock, par value $.0025 (“Common Stock”) of Applied NeuroSolutions, Inc. (the “Company”) at an exercise price of $0.30 per share. The Company hereby acknowledges by your signature below that you are deemed to have completed and delivered to the Company the Exercise Agreement (as defined in the Warrants) for                                             shares (the “Shares”) of Common Stock at an exercise price of $0.17 per share (the “Reduced Exercise Price”), and the Company acknowledges receipt of (i) your payment of $                                              , representing the aggregate purchase price for the Shares at the Reduced Exercise Price, and (ii) the original Warrants for cancellation (or a duly executed Lost Warrant Affidavit).

The Company hereby accepts your exercise of the Warrants for the purchase of the Shares at the Reduced Exercise Price, in exchange for which you have agreed not to sell, assign, pledge, encumber, dispose of or otherwise transfer (each a “Transfer”) any of the Shares issued upon the exercise of the Warrants for a period of 45 days from the date hereof (the “Restriction Period”). On and after 45 days from the date of this letter agreement, you may Transfer up to 20% of the Shares. On and after 90 days from the date of this letter agreement, you may Transfer up to an additional 30% of the Shares (50% of the Shares in total). On and after 180 days from the date of this letter agreement, you may Transfer all of the Shares.

Pursuant to your exercise of the Warrants, the Company will cause its transfer agent to issue in your name (or in the name of a nominee that you designate in a writing delivered to the Company) three certificates representing the Shares. The first certificate will be for 20% of the Shares (the “20% Certificate”). The second certificate will be for 30% of the Shares (the “30% Certificate”), and the third certificate will be for 50% of the Shares (the “50% Certificate”; and together with the 20% Certificate and the 30% Certificate, the “Certificates”).

April 27, 2007

The transfer agent will deliver the Certificates to the Company, which will hold the Certificates and deliver them to you as follows: (1) the 20% Certificate will be delivered to you on the 45th day from the date of this letter agreement, (2) the 30% Certificate will be delivered to you on the 90th day from the date of this letter agreement and (3) the 50% Certificate will be delivered to you on the 180th day from the date of this letter agreement.

     Each Certificate will be dated the date of this letter agreement and will be without any restrictive legend. You hereby acknowledge and agree that you will comply with applicable state and Federal securities laws in the Transfer of the Shares, including the revised prospectus delivery requirement under Rules 172 and 174 of the Securities Act of 1933, which require that your broker deliver a written notice to a purchaser of your Shares that the sale was made pursuant to an effective registration statement on Form SB-2 (SEC File No. 333-113821) (the “Registration Statement”). Such notice must be delivered within two business days of the settlement date. The form of that notice is attached to this letter.

     When your broker makes a sale of Shares on your behalf, your broker will deliver the Certificate(s) to the Company’s transfer agent, American Stock Transfer and Trust Company (Operations Center, 6201 15th Avenue, Brooklyn, NY 11219, Attention Isaac Kagan) with written instructions stating:

(i)	how many Shares to Transfer to the purchaser(s),
(ii)	each purchaser’s address,
(iii)	the address(es) for delivery of the Shares to the purchaser(s),
(iv)	that the Transfer of the Shares is covered by the Registration Statement (SEC File No. 333-113821), and
(v)	that the broker has complied with the prospectus delivery requirements.

     If you or your broker have any questions regarding the procedures for Transferring the Shares, you or your broker may contact the Company’s legal counsel, Adam Eilenberg or Bill Dauber, at 212-986-9700, or the Company’s CEO (Ellen R. Hoffing) or CFO (David Ellison) at 847-573-8000.

The Company represents and warrants to you that the Shares are currently covered by the Registration Statement, which you may use to Transfer the Shares after the Restriction Period. In the event that the Securities and Exchange Commission (the “SEC”) notifies the Company, either in writing or orally, that the Shares will not be eligible for Transfer under the Registration Statement for any reason (“SEC Notice”), then the Company shall use commercially reasonable efforts to (i) file a new registration statement on Form SB-2 covering your resale of the Shares (the “New Registration”) within 60 days of the Company’s receipt of such SEC Notice (the “SEC Notice Date”) and (ii) have such registration statement declared effective within 180 days after the SEC Notice Date. The Company shall promptly notify you in writing of its receipt of an SEC Notice. Upon delivery of such notice from the Company, you shall not Transfer any of the Shares until the New Registration has been declared effective. The Company’s obligation to deliver the certificates representing the Shares shall be suspended on the SEC Notice Date, and shall resume in accordance with terms of this letter agreement promptly after the New Registration has been declared effective.

April 27, 2007

The parties agree that nothing herein shall be deemed to be a waiver or amendment of the Warrant or any of the Company Warrants (as defined in the Warrant), and the respective provisions thereof shall continue in full, force and effect.

This letter agreement shall be governed by the same law, and the parties irrevocably submit to the same exclusive jurisdiction, as set forth in Section 17 of the Warrant. This letter agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes any prior understanding, written or oral. This letter agreement may be executed via facsimile signature, which shall be deemed an original.

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April 27, 2007

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by the duly authorized officers or partners, as the case may be, on the date and year first above written.

APPLIED NEUROSOLUTIONS, INC.

By: _______________________________
Name: Ellen R. Hoffing
Title: President and Chief Executive Officer

ACCEPTED AND AGREED:

By: _______________________________
Name:
Title:
Name of Warrant Holder:
(if signed by an entity)

Form of Notice to Purchaser

You have purchased shares of common stock of Applied NeuroSolutions, Inc. pursuant to a prospectus which forms part of that certain Registration Statement (file number: 333-113821) on Form SB-2 under the U.S. Securities Act of 1933, as amended. A copy of such prospectus is available at www.sec.gov.